UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event report) October 16, 1998
                                               ----------------
(October 14, 1998)
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                  CITIZENS FIRST FINANCIAL CORP.
                 ------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       1,14274           37-1351861
   --------                       -------           ----------
(State or other jurisdiction     (Commission        (IRS Employer
of incorporation or               File Number)     Identification
organization)                                       No.)

     2101 North Veteran Parkway, Bloomington, Illinois 61704
     -------------------------------------------------------
             (Address of principal executive offices)

                          (309) 661-8700
                         --------------
         (Issuer's telephone number, including area code)

                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)


Total Pages:   3


                              1 of 3
     Item 5.   Other Events
               ------------

     Citizens First Financial Corp., the parent company of Citizens Savings Bank, F.S.B. announced the completion of a stock repurchase program of 5% of its outstanding shares of common stock. The 120,449 shares of common stock were repurchased at an average price of $15.83.

     A press release announcing the completion of the stock repurchase program is attached as Exhibit 99.1.

Exhibit No.                                                  Page
-----------                                                  ----

99.1      Press release dated October 14, 1998                3

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 1998         By: /s/ C. William Landefeld
                                      ---------------------------
                                        C. William Landefeld
                                        President and Chief
                                        Executive Officer

Dated: October 16, 1998         By: /s/ Dallas G. Smiley
                                      ---------------------------
                                        Dallas G. Smiley
                                        Senior Vice-President and
                                        Chief Financial Officer



                              2 of 3
Citizens First Logo


FOR IMMEDIATE RELEASE
Contact:  C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
309.661.8700



                  CITIZENS FIRST FINANCIAL CORP.
                            COMPLETES
                     STOCK REPURCHASE PROGRAM


     Bloomington, Illinois, October 14, 1998 -- Citizens First Financial Corp. (AMEX-CBK), the holding company for Citizens Savings Bank, F.S.B., today announced completion of the repurchase of 5% of its outstanding shares of common stock. The 120,449 shares were purchased at an average stock price of $15.83.

     Common stock repurchased by the holding company in total now equals 528,978 shares at an average price of $16.14.

     Citizens Savings Bank is headquartered in Bloomington,
Illinois and operates through six full service branches throughout Central Illinois.